Exhibit 99.1

NEWS RELEASE Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923 Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

Magellan Health Reports Third Quarter 2019 Financial Results

Lowers 2019 Earnings Guidance

Phoenix, Ariz. – November 1, 2019  – Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the third quarter ended September 30, 2019, as summarized below:

	Three months ended			Year to date
	September 30			September 30
(In millions, except per share amounts)	2019	2018	Chg	2019	2018	Chg
Net revenue	$1,828.9	$1,853.5	-1.3%	$5,356.8	$5,469.5	-2.1%
Net income	$21.3	$27.1	-21.6%	$35.3	$52.1	-32.3%
Segment profit [1]	$72.2	$88.3	-18.3%	$179.8	$211.9	-15.2%
Adjusted net income [1]	$30.2	$36.2	-16.3%	$60.9	$80.2	-24.1%
Earnings per share	$0.86	$1.09	-21.1%	$1.44	$2.06	-30.1%
Adjusted earnings per share [1]	$1.23	$1.45	-15.2%	$2.49	$3.17	-21.5%

[1] Refer to the Basis of Presentation for a discussion of non‐GAAP financial measures.

Highlights Include:

•Net revenue decreased 1.3 percent over the third quarter of 2018 to $1.8  billion.

•Net income decreased 21.6 percent over the third quarter of 2018 to $21.3 million.

•Segment profit decreased 18.3 percent over the third quarter of 2018 to $72.2 million.

•Adjusted net income decreased 16.3 percent over the third quarter of 2018 to $30.2 million.

•Unrestricted cash and investments were $220.3 million as of September 30, 2019. Approximately $105.4 million of the unrestricted cash and investments at September 30, 2019 is related to excess capital and undistributed earnings held at regulated entities.

•The Company is revising its full year 2019 earnings guidance.

•On October 31, 2019, the Company’s Board of Directors announced the appointment of Kenneth J. Fasola as Chief Executive Officer, effective November 14, 2019.

“I am delighted to introduce Ken Fasola as Magellan’s new Chief Executive Officer to succeed me, effective November 14, 2019. The Board and I are pleased that we have been able to attract someone of Ken’s caliber, who has broad healthcare experience and a proven leadership track record,” said Barry M. Smith, chief executive officer of Magellan Health. “Over the past seven years, the Company experienced a period of expansion through organic growth and strategic acquisitions. Magellan’s portfolio of businesses—Magellan Complete Care, Magellan Behavioral and Specialty Health and Magellan Rx Management are poised for future success.”

Net Revenue

For the quarter, revenue was $1.8 billion, which represents a decrease of 1.3 percent over the same period in 2018. Growth in MCC Virginia and new business was essentially offset by MCC Florida and Medicare Part D footprint reductions as well as the previously discussed PBM health plan contract loss due to an acquisition.

Segment Profit

Segment profit was $72.2 million for the third quarter, compared to $88.3 million in the prior year quarter.

•Healthcare segment profit for the third quarter of 2019 was $44.7 million versus $61.7 million in the third quarter of 2018. Healthcare results for the current quarter include net favorable out of period adjustments of approximately $4 million, compared to $22 million of net favorable out of period adjustments in the prior year quarter. Adjusting for these out of period items, segment profit was $1 million higher than the prior year quarter. This net increase in segment profit is driven by the progress against the cost of care initiatives in Virginia, offset by care pressure in the Behavioral and Specialty Healthcare business and lower discretionary benefits in 2018.

•Pharmacy Management segment profit was $35.4 million for the quarter ended September 30, 2019, which was an increase of 5.2 percent from the third quarter of 2018. This year over year increase was primarily driven by growth and improved profitability in Magellan Rx Specialty.

•Corporate costs inclusive of eliminations, but excluding stock compensation expense, totaled $8.0 million,  compared to $7.0 million in the prior year’s quarter.

Cash Flow & Balance Sheet

Cash flow from operations for the nine months ended September 30, 2019 was $144.4 million. This year over year change is primarily related to favorable working capital changes and lower tax payments.

As of September 30, 2019, the Company’s unrestricted cash and investments totaled $220.3 million compared to $130.4 million at December 31, 2018. Approximately $105.4 million of the unrestricted cash and investments at September 30, 2019 is related to excess capital and undistributed earnings held at regulated entities.

Restricted cash and investments at September 30, 2019 decreased to $500 million from $527.7 million at December 31, 2018. This decrease was primarily due to changes in working capital of the Company’s regulated subsidiaries.

“Our results for the quarter in MCC and Pharmacy were solid,” said Jonathan N. Rubin, chief financial officer of Magellan Health.  “Despite the short term pressure we’re seeing in our Behavioral and Specialty Healthcare business, we are making good progress on our profitability improvement initiatives and are well positioned to achieve earnings growth in 2020 and beyond.”

Outlook

The Company is lowering its 2019  full year earnings guidance ranges.

2019 Guidance
(In millions, except per share amounts)	Nov 1, 2019		July 30, 2019
	Low	High	Low	High
Net revenue	$7,000.0	$7,200.0	$7,000.0	$7,200.0
Income before income taxes	$66.0	$94.0	$75.0	$117.0
Net income	$47.0	$65.0	$52.0	$79.0
Segment profit[1]	$245.0	$260.0	$270.0	$290.0
Adjusted net income[1]	$82.0	$98.0	$90.0	$114.0
Earnings per share[2]	$1.92	$2.65	$2.14	$3.25
Adjusted earnings per share[1][2]	$3.35	$4.00	$3.70	$4.69

[1]  Refer to the Basis of Presentation for a discussion of non‐GAAP financial measures.

[2]  2019 EPS and Adjusted EPS guidance includes share repurchases and option exercises through the close of business October 25, 2019, but excludes the impact of any potential future activity.

The reduction in earnings guidance reflects the following:

•Pressure in Behavioral and Specialty Healthcare business, primarily related to higher than anticipated demand for behavioral inpatient services, and

•an estimate of severance and other costs that the  Company expects to recognize later in 2019.

Earnings Conference Call

Management will discuss the Company’s third quarter results on a conference call scheduled for November 1, 2019  at 8:00 a.m. Eastern. To participate in the conference call, dial 1-800-857-1812 and use passcode “3rd Quarter 2019 Earnings Call” approximately 10 minutes before the start of the call. The conference call will also be available live via webcast at Magellan's investor relations page at IR.MagellanHealth.com. A telephonic replay will be available shortly after the conclusion of the call through December 1, 2019. This replay may be accessed by dialing 1-800-570-8791 (Domestic) or 1-402-344-6824 (International). A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after its conclusion.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenue less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013, to exclude non‑cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

About Magellan Health: Magellan Health, Inc., a Fortune 500 company, is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding 2019 guidance for net revenue, income before income taxes, net income, earnings per share, segment profit, adjusted net income, adjusted earnings per share; and multi-year margin improvement plan, growth opportunities, business environment, long term opportunities and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of healthcare services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 28, 2019, and the Company’s subsequent Quarterly Reports on Form 10-Q filed during 2019. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the Company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2018	September 30, 2019
		(unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$272,308	$376,703
Accounts receivable, net	756,059	812,741
Short-term investments	382,582	336,057
Pharmaceutical inventory	40,818	48,373
Other current assets	95,400	87,098
Total Current Assets	1,547,167	1,660,972
Property and equipment, net	150,748	141,506
Long-term investments	3,161	7,606
Deferred income taxes	3,411	2,618
Other long-term assets	24,530	129,086
Goodwill	1,018,156	1,018,156
Other intangible assets, net	231,883	181,777
Total Assets	$2,979,056	$3,141,721

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$72,077	$92,362
Accrued liabilities	231,356	307,210
Short-term contingent consideration	8,000	123
Medical claims payable	393,547	430,345
Other medical liabilities	169,639	144,838
Current debt, finance lease and deferred financing obligations	24,274	3,546
Total Current Liabilities	898,893	978,424
Long-term debt, finance lease and deferred financing obligations	728,608	695,164
Deferred income taxes	11,167	15,088
Tax contingencies	16,478	16,228
Long-term contingent consideration	2,124	-
Deferred credits and other long-term liabilities	36,483	74,345
Total Liabilities	1,693,753	1,779,249

Stockholders’ Equity:
Ordinary common stock	535	541
Additional paid-in capital	1,326,645	1,371,718
Retained earnings	1,419,449	1,454,623
Accumulated other comprehensive (loss) income	(324)	317
Ordinary common stock in treasury, at cost	(1,461,002)	(1,464,727)
Total Stockholders’ Equity	1,285,303	1,362,472
Total Liabilities and Stockholders’ Equity	$2,979,056	$3,141,721

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2019	2018	2019
Net revenue:
Managed care and other	$1,235,787	$1,303,936	$3,670,890	$3,811,058
PBM	617,719	525,005	1,798,616	1,545,708
Total net revenue	1,853,506	1,828,941	5,469,506	5,356,766

Costs and expenses:
Cost of care	938,031	1,013,006	2,802,506	2,956,853
Cost of goods sold	571,145	482,277	1,689,229	1,433,257
Direct service costs and other operating expenses (1)(2)	265,471	266,322	793,700	804,680
Depreciation and amortization	33,047	34,157	97,302	98,355
Interest expense	8,990	9,007	26,034	27,255
Interest and other income	(4,139)	(4,970)	(9,978)	(14,965)
Total costs and expenses	1,812,545	1,799,799	5,398,793	5,305,435
Income before income taxes	40,961	29,142	70,713	51,331
Provision for income taxes	13,816	7,868	18,565	16,013
Net income	$27,145	$21,274	$52,148	$35,318

Weighted average number of common shares outstanding — basic	24,433	24,426	24,451	24,159
Weighted average number of common shares outstanding — diluted	24,928	24,708	25,316	24,447

Net income per common share — basic	$1.11	$0.87	$2.13	$1.46
Net income per common share — diluted	$1.09	$0.86	$2.06	$1.44

Net income	$27,145	$21,274	$52,148	$35,318
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities (3)	194	(98)	7	641
Comprehensive income	$27,339	$21,176	$52,155	$35,959

(1)  Includes stock compensation expense of $9,320 and $4,811 for the three months ended September 30, 2018 and 2019, respectively, and $27,405 and $19,832 for the nine months ended September 30, 2018 and 2019, respectively.

(2)  Includes changes in fair value of contingent consideration of $148 and $4 for the three months ended September 30, 2018 and 2019, respectively, and $451 and $(2,001) for the nine months ended September 30, 2018 and 2019, respectively.

(3)  Net of income tax provision (benefit) of $61 and $(31) for the three months ended September 30, 2018 and 2019, respectively, and $3 and $201 for the nine months ended September 30, 2018 and 2019, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2018	2019
Cash flows from operating activities:
Net income	$52,148	$35,318
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	97,302	98,355
Non-cash interest expense	919	1,069
Non-cash stock compensation expense	27,405	19,832
Non-cash income tax provision	1,814	4,567
Non-cash amortization on investments	1,404	(509)
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(160,904)	(54,261)
Pharmaceutical inventory	(3,090)	(7,555)
Other assets	(60,008)	(35,714)
Accounts payable and accrued liabilities	(13,781)	83,976
Medical claims payable and other medical liabilities	73,667	11,997
Contingent consideration	451	(3,754)
Tax contingencies	100	(251)
Deferred credits and other long-term liabilities	16,497	(9,566)
Other	93	919
Net cash provided by operating activities	34,017	144,423

Cash flows from investing activities:
Capital expenditures	(51,244)	(44,234)
Acquisitions and investments in businesses, net of cash acquired	(402)	(320)
Purchases of investments	(453,007)	(391,062)
Proceeds from maturities and sales of investments	400,683	434,493
Net cash used in investing activities	(103,970)	(1,123)

Cash flows from financing activities:
Payments to acquire treasury stock	(41,039)	(4,124)
Proceeds from exercise of stock options	22,587	20,653
Payments on debt, finance lease and deferred financing obligations	(75,043)	(50,950)
Payments on contingent consideration	-	(6,247)
Other	(1,020)	1,763
Net cash used in financing activities	(94,515)	(38,905)

Net (decrease) increase in cash and cash equivalents	(164,468)	104,395
Cash and cash equivalents at beginning of period	398,732	272,308
Cash and cash equivalents at end of period	$234,264	$376,703

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2019	2018	2019
Healthcare
Managed care and other revenue	$1,176,439	$1,234,086	$3,488,928	$3,618,981
Cost of care	(938,031)	(1,013,006)	(2,802,506)	(2,956,853)
Direct service costs and other	(179,022)	(178,538)	(543,258)	(535,676)
Stock compensation expense (1)	2,165	2,202	7,857	6,396
Changes in fair value of contingent consideration (1)	148	4	451	(2,001)
Healthcare segment profit	61,699	44,748	151,472	130,847

Pharmacy Management
Managed care and other revenue	59,500	69,968	182,410	192,511
PBM revenue	665,734	572,086	1,940,726	1,678,661
Cost of goods sold	(618,463)	(528,500)	(1,827,327)	(1,563,910)
Direct service costs and other	(74,491)	(79,842)	(221,018)	(238,253)
Stock compensation expense (1)	1,359	1,669	4,252	5,465
Pharmacy Management segment profit	33,639	35,381	79,043	74,474

Corporate and Elimination (2)
Managed care and other revenue	(152)	(118)	(448)	(434)
PBM revenue	(48,015)	(47,081)	(142,110)	(132,953)
Cost of goods sold	47,318	46,223	138,098	130,653
Direct service costs and other	(11,958)	(7,942)	(29,424)	(30,751)
Stock compensation expense (1)	5,796	940	15,296	7,971
Corporate and Elimination	(7,011)	(7,978)	(18,588)	(25,514)

Consolidated
Managed care and other revenue	1,235,787	1,303,936	3,670,890	3,811,058
PBM revenue	617,719	525,005	1,798,616	1,545,708
Cost of care	(938,031)	(1,013,006)	(2,802,506)	(2,956,853)
Cost of goods sold	(571,145)	(482,277)	(1,689,229)	(1,433,257)
Direct service costs and other	(265,471)	(266,322)	(793,700)	(804,680)
Stock compensation expense (1)	9,320	4,811	27,405	19,832
Changes in fair value of contingent consideration (1)	148	4	451	(2,001)
Consolidated segment profit	$88,327	$72,151	$211,927	$179,807

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$40,961	$29,142	$70,713	$51,331
Stock compensation expense	9,320	4,811	27,405	19,832
Changes in fair value of contingent consideration	148	4	451	(2,001)
Depreciation and amortization	33,047	34,157	97,302	98,355
Interest expense	8,990	9,007	26,034	27,255
Interest and other income	(4,139)	(4,970)	(9,978)	(14,965)
Segment profit	$88,327	$72,151	$211,927	$179,807

(1)  Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to acquisitions and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(2)  Healthcare subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Healthcare’s customers. In addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2019	2018	2019

Net income	$27,145	$21,274	$52,148	$35,318
Adjusted for acquisitions starting in 2013
Stock compensation expense	-	-	530	-
Changes in fair value of contingent consideration	148	4	451	(2,001)
Amortization of acquired intangibles	12,079	12,272	36,676	36,817
Tax impact	(3,220)	(3,304)	(9,577)	(9,261)
Adjusted net income	$36,152	$30,246	$80,228	$60,873

Net income per common share—diluted	$1.09	$0.86	$2.06	$1.44
Adjusted for acquisitions starting in 2013
Stock compensation expense	-	-	0.02	-
Changes in fair value of contingent consideration	0.01	-	0.02	(0.08)
Amortization of acquired intangibles	0.48	0.50	1.45	1.51
Tax impact	(0.13)	(0.13)	(0.38)	(0.38)
Adjusted earnings per share	$1.45	$1.23	$3.17	$2.49

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2019 GUIDANCE

(In millions, except per share amounts)

	July 30, 2019		November 1, 2019
	Low	High	Low	High

Net revenue	$7,000.0	$7,200.0	$7,000.0	$7,200.0
Income before income taxes	75.0	117.0	66.0	94.0
Net income	52.0	79.0	47.0	65.0
Segment profit (1)	270.0	290.0	245.0	260.0
Adjusted net income (1)	90.0	114.0	82.0	98.0
Per share results:
Earnings per share (2)	2.14	3.25	1.92	2.65
Adjusted earnings per share (1)(2)	3.70	4.69	3.35	4.00

(1)  Refer to the Reconciliation of GAAP to Non-GAAP measures table.

(2)  Based on average fully diluted shares of 24.3 million and 24.5 million for July 30, 2019 guidance and November 1, 2019 guidance, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2019 GUIDANCE

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions, except per share amounts)

	July 30, 2019		November 1, 2019
	Low	High	Low	High

Net income attributable to Magellan	$52.0	$79.0	$47.0	$65.0
Adjusted for acquisitions starting in 2013
Changes in fair value of contingent consideration	-	-	(2.0)	(2.0)
Amortization of acquired intangibles	52.0	47.0	51.0	48.0
Tax impact	(14.0)	(12.0)	(14.0)	(13.0)
Adjusted net income	$90.0	$114.0	$82.0	$98.0

Net income per common share attributable to Magellan —Diluted	$2.14	$3.25	$1.92	$2.65
Adjusted for acquisitions starting in 2013
Changes in fair value of contingent consideration	-	-	(0.08)	(0.08)
Amortization of acquired intangibles	2.14	1.93	2.08	1.96
Tax impact	(0.58)	(0.49)	(0.57)	(0.53)
Adjusted earnings per share	$3.70	$4.69	$3.35	$4.00

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$75.0	$117.0	$66.0	$94.0
Stock compensation expense	33.0	29.0	27.0	25.0
Changes in fair value of contingent consideration	-	-	(2.0)	(2.0)
Depreciation and amortization	136.0	126.0	134.0	130.0
Interest expense	38.0	34.0	38.0	34.0
Interest income	(12.0)	(16.0)	(18.0)	(21.0)
Segment profit	$270.0	$290.0	$245.0	$260.0

(MGLN-GEN)

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